Exhibit 99.1

American Battery Technology Company Hosts Second Quarter Fiscal Year 2025 Earnings Call Friday, February 14, 2025

Reno, Nev., February 13, 2025 — American Battery Technology Company (ABTC) (NASDAQ: ABAT), an integrated critical battery materials company that is commercializing its technologies for both primary battery minerals manufacturing and secondary minerals lithium-ion battery recycling, expects to release its second quarter fiscal year (FY) financial results on February 14, 2025, and the company will host an earnings call on Friday, February 14, at 4:30 p.m. ET.

Those interested in viewing the livestream can visit: American Battery Technology Company Livestream FY25 Q2. The livestream replay and any related presentation will also be made available at www.americanbatterytechnology.com/events-presentations.

About American Battery Technology Company

American Battery Technology Company (ABTC), headquartered in Reno, Nevada, has pioneered first-of-kind technologies to unlock domestically manufactured and recycled battery metals critically needed to help meet the significant demand from the electric vehicle, stationary storage, and consumer electronics industries. Committed to a circular supply chain for battery metals, ABTC works to continually innovate and master new battery metals technologies that power a global transition to electrification and the future of sustainable energy.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” Although the American Battery Technology Company’s (the “Company”) management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the Company’s ability to continue as a going concern; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended June 30, 2024. The Company assumes no obligation to update any of the information contained or referenced in this press release.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556

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